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                                                                     Exhibit A-7
                                STATE OF DELAWARE

                          OFFICE OF SECRETARY OF STATE

         I, Michael Ratchford, Secretary of State of the State of Delaware, do hereby certify that the above is a true and correct copy of the Certificate of Restated Certificate of Incorporation of "TRIUMPH NATURAL GAS, INC." filed in this office on the thirteenth day of October, A.D. 1992, at 2 o'clock p.m.

         A certified copy of this certificate has been forwarded to the appropriate county recorder of deeds on the thirteenth day of October, A.D. 1992 for recording.

Seal

                    /s/ Michael Ratchford, Secretary of State

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                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                            TRIUMPH NATURAL GAS, INC.

         The undersigned, for the purpose Of restating and amending the Certificate of Incorporation, as amended, of Triumph Natural Gas, Inc. originally filed with the Delaware Secretary of State on March 30, 1989 do hereby file this Restated Certificate of Incorporation of Triumph Natural Gas, Inc. which was duly adopted in accordance with Sections 242 & 245 of the General Corporation Law of the State of Delaware, and do hereby certify as follows:

         First:   The name of the corporation is Triumph Natural Gas, Inc.

         Second: The registered office of the corporation is to be located at 32 Loockerman Square, Ste L-100, in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at that address is the Prentice-Hall Corporation System.

         Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         Fourth: The total number of shares of all classes of stock which the Corporation is authorized to issue is 600,000. All such shares will have a par value and will be classified as follows: 400,000 shares of common stock having a par value for each share of such class of $0.01 of which 200,000 shares are designated Class A Common Stock (the "Class A Common Stock"), 200,000 shares are designated Class B Common Stock (the "Class B Common Stock"), and 200,000 shares of preferred stock having a par value for each share of such class of $0.01 (the "Preferred Stock").

         The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of shares of Preferred stock in series, and by fling a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board with respect to each such series shall include, but not be limited to, determination of the following:

         (a) The number of shares constituting that series and the distinctive designation of that series;

         (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

         (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

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         (d) Whether that series shall have conversion privileges, and if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

         (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

         (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and if so, the terms and amount of such sinking fund;\

         (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

         (h) Any other relative rights and preferences of and limitations on that series.

         The designation, voting powers, preferences and rights of the Class A Common stock and Class B Common Stock, respectively, of this Corporation are as follows:

     A.      Class A Common Stock

         All shares of the Corporation's common stock outstanding prior to the date of this Restated Certificate of Incorporation are hereby designated shares of Class A Common Stock. Each holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held on all matters as to which holders of common stock shall be entitled to vote. Each share of Class A Common Stock issued and outstanding shall be identical in all respects one with the other, and no dividends shall be paid on any shares of Class A common Stock unless the same dividend is paid on all shares of Class A Common Stock outstanding at the time of such payment. Except for and subject to those rights expressly granted to the holders of the Preferred Stock and the Class B Common Stock or except as may be provided by the laws of the State of Delaware, the holders of Class A Common Stock shall have exclusively all other rights of shareholders including, but not by way of limitation, (i) the right to receive dividends, when and as declared by the Board of Directors out of assets legally available therefore, and (ii) in the event of any distribution of assets upon liquidation, dissolution or winding up of the Corporation or otherwise, the right to receive ratably and equally all the assets and funds of the Corporation remaining after the payment to the holders of the Preferred Stock and the Class B Common Stock of the specific amounts which they are entitled to receive upon such liquidation, dissolution or winding up of the Corporation as herein provided.

     B.      Class B Common Stock.

             1. Rights on Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Corporation prior to the occurrence of a Conversion Event, the holders of shares of Class B Common Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of any stock ranking on liquidation junior to the Class B Common Stock, an amount per share equal to the unpaid Per Share

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                Adjusted Preference Amount, if any, plus an amount equal to declared but unpaid dividends, if any, to the date of payment. With respect to rights on liquidation, dissolution or winding up, the Class B Common Stock shall rank prior to the Class A Common Stock, but may rank junior to one or more or all series of the Preferred Stock. If upon any liquidation, dissolution or winding up of the Corporation the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of Class B Common Stock the full amounts to which they shall be entitled, the holders of shares of such Class B Common Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. In the event of any liquidation, dissolution or winding up of the Corporation, after payment shall have been made to the holders of shares of Class B Common Stock of the full amount to which they shall be entitled as aforesaid, holders of the Class B Common Stock and Class A Common stock shall share equally in all remaining assets of the Corporation available for distribution to its shareholders.

             2. Dividends. Until a Conversion Event the holder of each share of
                Class B Common Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of funds legally available for that purpose, before any dividends shall be paid or declared or set aside for payment on the Class A Common Stock, dividends in cash. No dividends shall be paid with respect to the Class A Common Stock until the occurrence of a Conversion Event. After the occurrence of a Conversion Event the Class B and the Class A Common Stock shall share equally in all dividends when and as declared by the Board of Directors.

             3. Voting. Each holder of Class B Common Stock shall be entitled to one vote for each share of Class B Common Stock held on all matters as to which holders of common stock shall be entitled to vote. Each share of Class B Common Stock issued and outstanding shall be identical in all respects one with the other, and holders of Class B Common Stock shall be entitled to vote on all matters on which holders of Class A Common Stock shall be entitled to vote, in the same manner and with the same effect as such holders of Class A Common Stock shall be entitled to vote, in the same manner and with the same effect as such holders of Class A Common Stock, voting together with the holders of Class A Common Stock as one class.

             4. Protective Provision. The Corporation shall not, without the affirmative consent of the holders of shares representing at least a majority in voting power of the Class B Common Stock then outstanding, acting separately as one class, given by written consent or by vote at a meeting called for such purpose for which notice shall have been given to the holders of the Class B Common Stock in any manner alter or change the designations or the powers, preferences or rights, or the qualifications, limitations or restrictions of the Class B Common Stock.

             5. Definitions.

         As used herein, the term "Conversion Event" shall mean the first to occur of:

                  (a) The time at which the aggregate amount of all
                      distributions, whether in dividends or upon liquidation, from the Corporation to the holders of the Class B Common Stock, as a group, equals the Adjusted Preference Amount;

                  (b) The consummation of an underwritten public offering of shares of any class of the Corporation's common stock pursuant to the Securities Act of 1933, as amended.

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                  (c) The sale of all or substantially all of the assets of the
                      Corporation at a sales price that is greater than two times the Adjusted Preference Amount.

                  (d) At such time as there are less than 130,000 shares of
                      Class B Common Stock outstanding and the aggregate common stockholders equity, as reflected in the Corporations financial statements prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), exceeds two times the Adjusted Preference Amount.

                  (e) On the last day of the first year after the end of the first two consecutive years in which:

              (i) For each year in the period the quotient of the Corporation's net income, as reflected in the Corporation's Audited financial statements prepared in accordance with GAAP, divided by stockholder's equity at the beginning of the year is greater than fifteen percent (15%); and

              (ii) There are 130,000 or more shares of Class B Common Stock
                   Outstanding during each year in the two year period.

                  (f) Upon the adoption of a resolution declaring a Conversion
                      Event has occurred by the affirmative vote of shareholders owning two-thirds of the then outstanding Class B Common Stock.

         As used herein the term "Preference Amount" shall mean an amount equal to the difference between (i) $1,673,155 and (ii) the aggregate amount of dividends paid and liquidating distributions made on the Class B Common Stock as of the time the determination of the Preference Amount is made.

         As used herein the term "Per Share Adjusted Preference Amount" shall mean the quotient of the Adjusted Preference Amount dividend by eighty thousand (80,000).

     C.      Restriction on Transfer.

         No shareholder may voluntarily transfer any share of the Corporation's common or preferred stock without the prior written consent of the Corporation's Board of Directors.

         Fifth:  The name and address of the incorporator is as follows:

   Name                                  Address
   ----                                  -------
N. S. Truax                  32 Loockerman Square, Ste. L-100
                             Dover, Delaware

         Sixth: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

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         (A)      The number of the directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the By-Laws. Election of directors need not be by ballot unless the By-Laws so provide.

         (B) The Board of Directors shall have power without the assent or vote of the stockholders to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

         (C) The Board of Directors in its discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be valid and as binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of the directors' interest, or for any other reason.

         (D) In addition to the powers and authorities expressly conferred upon them hereinbefore or by statute, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate, and to any By-Laws from time to time made by the stockholders; provided, however, that no By-Laws so made shall invalidate any prior act of the directors which would have been invalid if such By-Law had not been made.

         Seventh:

         (A) The Corporation shall indemnify to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, all persons whom it may pursuant thereto.

         (B) The personal liability of the members of the Board of Directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as amended from time to time.

         (C) Appraisal rights shall be available for all classes of the Corporation's capital stock as provided in Section 262(c ) of the General Corporation Law of the State of Delaware.

         (D) The provisions of Section 203 of the General Corporation Law of the State of Delaware shall not apply to the Corporation.

         Eighth: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver pr receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in

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number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         Ninth: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

         Tenth: The amendments incorporated in this Restated Certificate of Incorporation, all of which were proposed and declared advisable by the Board of Directors of the Corporation, were adopted by more than a majority of the outstanding capital stock of the Corporation entitled to vote thereon, by written consent and with written notice of the corporation action having been given to those stockholders now consenting in writing thereto, all in accordance with the provisions of Section 228 of the General Corporations Law of the State of Delaware.

         IN WITNESS WHEREOF, we have hereunto set our hands and seals, the 1st day of September, 1992.

                                                   /s/ Jack M. Lafield
                                                   President

Attest:

/s/ John A. Slattery
Secretary